Exhibit 99.1

October 31, 2017

PDC Energy Reaches Agreement with Federal and State Regulators to Settle Lawsuit and Improve Air Emission Controls in its DJ Basin Operations

DENVER, CO, October 31, 2017: PDC Energy, Inc. (“PDC” or the “Company”) (Nasdaq: PDCE) today announced an agreement with the U.S. Environmental Protection Agency (“EPA”), the U.S. Department of Justice (“DOJ”) and the State of Colorado (“State”) to improve air emission control systems on certain oil storage tanks in the Denver-Julesburg Basin (“DJ Basin”).  Upon court approval, the agreement will fully resolve the federal court lawsuit filed by the DOJ and State against PDC.

“This agreement is the result of months of cooperative conversations with State and EPA regulators and builds upon our years of proactive work, which includes internal assessment and an ongoing remediation program,” said President and Chief Executive Officer, Bart Brookman.  “We have put a plan in place that will continue to reduce PDC’s air emissions in Colorado’s DJ Basin and reflects our strong commitment to protecting Colorado’s environment.”

Pursuant to the agreement, PDC will implement changes to its design, operation and maintenance of certain storage tank systems to enhance its emission management in the DJ Basin.  Agreed upon and planned efforts include, but are not limited to, vapor control system modifications and verification, increased inspection and monitoring, and installation of tank pressure monitors. The Company voluntarily included into this agreement approximately 40 additional facilities associated with its pending acquisition of additional assets in the basin.

The Company estimates that the related investment to enhance its operations will be approximately $18 million.  Certain expenditures for the above investment were incurred in 2016 and 2017, with the remainder expected to be incurred through 2022.

PDC will also complete $1.7 million in mitigation projects to further reduce its emissions in the DJ Basin.  These projects include adding emission control systems for certain stationary engines and adding control systems for the transfer of oil into tank trucks.  Lastly, PDC will pay a $1.5 million civil penalty and provide $1.0 million for State supplemental environmental projects.

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that produces, develops, and explores for crude oil, natural gas, and NGLs, with primary operations in the Wattenberg Field in Colorado and the Delaware Basin in Reeves and Culberson Counties, Texas. The Company also has operations in the Utica Shale in Southeastern Ohio, which it plans to divest. PDC’s operations are focused in the horizontal Niobrara and Codell plays in the Wattenberg Field and in the Wolfcamp zones in the Delaware Basin.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this news release and all other statements other than statements of historical fact, are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements including those related to future emission reducing plans, and pending acquisitions are subject to a number of risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. Final Approval of the agreement is subject to certain governmental approvals; it is possible that such approvals may not be received.  PDC urges you to carefully review and consider the cautionary statements made in this press release, the Item 1-A Risk Factors in the 2016 Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on February 28, 2017, and other filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations, which are incorporated by this reference as though fully set forth herein. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date made. PDC undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Michael Edwards

Senior Director Investor Relations

303-860-5820

michael.edwards@pdce.com

Kyle Sourk

Manager Investor Relations

303-318-6150

kyle.sourk@pdce.com

Media Contact:

Courtney Loper

Communications Manager

303-831-3997

courtney.loper@pdce.com

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